Exhibit 3.258

KANSAS SECRETARY OF STATE Limited Liability Company Articles of Incorporation, Kansas
Kansas Office of the Secretary of State:
Memorial Hall, 1st Floor 120 S.W. 10th Avenue Topeka, KS 66612-1594	(785) 296-4564 kssos@sos.ks.gov www.sos.ks.gov

1.	Name of the limited liability company	Utelcom LLC

2.	Name of registered agent and address of registered office in Kansas Must be a Kansas street address. A P.O. Box or Rural Route/Box is unacceptable	Name
		Corporation Service Company
		Street Address
		2900 SW Wanamaker Drive, Suite 204
		City	State	Zip
		Topeka	KS	66614

3.	Mailing Address Address will be used to send official mail from the Secretary of State’s Office.	Attention Name
		Tax Department
		Address
		6100 Sprint Parkway
		City	State	Zip	Country
		Overland Park	KS	66251	USA

4.	Tax Closing Month (December is default)	March

5. I declare under penalty of perjury pursuant to the laws of the state of Kansas that the foregoing is true and correct.

Signature of authorized person of the corporation or entity
/s/ Stefan K. Schnopp	Stefan K. Schnopp, Vice President

Effective Date: March 31, 2019